Exhibit 21.1

FURMANITE CORPORATION SUBSIDIARY LIST

FURMANITE CORPORATION

Furmanite Germany, Inc.

Management Services Furmanite Holding GmbH

Furmanite Technische Dienstleistungen GmbH

Furmanite Industries Service GmbH

Xtria LLC

Kaneb Financial Corporation

Furmanite Equipment Leasing Company LLC

Furmanite Worldwide, Inc.

Furmanite America Inc.

Furmanite US GSG LLC

Furmanite Canada Corp

Furmanite International Finance Limited

Furmanite Offshore Services, Inc.

Furmanite Aruba N.V.

Self Leveling Machines, Inc.

Advance Integrity Solutions, Inc.

Furmanite SAS

Furmanite Holding BV

Furmanite Mechanical Technology Services (Shanghai) Co., Ltd.

Furmanite GSG BV

Metaholding BV

Metalock BV

Furmanite BV

Furmanite Limited

Furmatec Limited

Furmanite 1986

Furmanite International Ltd.

IPSCO International Limited

Furmanite Middle East SPC

Furmanite West Africa Limited

Furmanite GSG Limited

Furmanite Holding AS

Furmanite AS (Norway)

CMS: Corrosion Monitoring Services AS

Furmanite AB

Furmanite A/S

Furmanite GSG BV

Furmanite BVBA

Furmanite Singapore PTE Ltd.

Furmanite Malaysia LLC

Specialty Industrial Services Sdn. Bhd.

Furmanite (Malaysia) Sdn. Bhd.

Furmanite Australia Pty Ltd

Furmanite NZ Limited

Xanser Investment

Xanser Services LLC (merged with Xanser Financial July 2009)

as of March 2012